UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2023

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, Cushman & Wakefield U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC) (the “Borrower”) and DTZ UK Guarantor Limited (“U.K. Guarantor”), each a subsidiary of Cushman & Wakefield plc (the “Company”), entered into an amendment (the “Amendment”) to the existing Credit Agreement between the Borrower, U.K. Guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other subsidiary guarantors party thereto (as so amended, the “Credit Agreement”) to amend, among other things, certain pricing terms with respect to $1,000 million aggregate principal amount of outstanding borrowings under the senior secured term loan facility (such term loans as so amended, the “Refinancing Term Loans”) and extend the maturity date of the Refinancing Term Loans. The pricing and maturity of the remaining $1,593 million aggregate principal amount of outstanding borrowings under the term loan facility (the “Existing Term Loans”) provided by the Credit Agreement remain unchanged in all respects.

After giving effect to the Amendment, (i) the Refinancing Term Loans shall bear a variable rate of interest, at the Borrower’s option, equal to either: (a) the Term Secured Overnight Financing Rate (SOFR), plus 0.10% (which sum is subject to a minimum floor of 0.50%), plus an applicable margin of 3.25% per annum, or (b) the Base Rate (as defined in the Credit Agreement), plus an applicable margin of 2.25% per annum, and (ii) the maturity date of the Refinancing Term Loans has been extended to January 31, 2030. The Amendment also resets the “soft call” premium of 1.00% for certain repricing transactions with respect to the Refinancing Term Loans that occur within the six-month period after the effective date of the Amendment.

The Credit Agreement has the same guarantees and collateral as immediately prior to the Amendment, and includes representations and warranties, affirmative and negative covenants, events of default and other material terms applicable to the Existing Term Loans and the Refinancing Term Loans that are substantially the same as such terms as in effect immediately prior to the Amendment, while the Amendment gives effect to certain changes applicable to both Existing Term Loans and the Refinancing Term Loans which, among other things, (1) reset the applicable baskets to reflect the most recent EBITDA as calculated under Credit Agreement and (2) limit the mandatory prepayments required with respect to asset sales to only certain asset sales relating to sales of collateral, subject to customary step-downs and exceptions.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release describing the Amendment. The press release is furnished hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Amendment No. 4 to the Credit Agreement, dated as of January 31, 2023, among Cushman & Wakefield U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC), DTZ UK Guarantor Limited, JPMorgan Chase Bank, N.A. as administrative agent and lender, the other lenders party thereto, and, solely for purposes of Section 2.05 thereof, the subsidiary guarantors party thereto.

99.1	Press Release dated February 1, 2023.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2023

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary